UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 15, 2015
Date of Report (Date of earliest event reported)

Ecology and Environment, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 1-9065

New York	16-0971022
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

368 Pleasant View Drive
Lancaster, New York	14086
(Address of principal executive offices)	(Zip code)

(716) 684-8060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 245 under the Securities Act (17 CFT 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFT 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFT 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Ecology and Environment, Inc. (the “Company”) held its Annual Meeting of Stockholders on January 15, 2015.  At the meeting, stockholders:  (a) elected two (2) Class A nominees and five (5) Class B nominees for election as Directors of the Company and (b) through one (1) advisory vote approved the compensation paid to the Company’s Named Executives.  Set forth below are the names of the nominees for election as Director of the Company, and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes and the results of the one advisory vote.

Class A Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael R. Cellino	1,383,782	91,586	-0-
Michael Betrus	1,384,392	90,976	-0-

Class B Nominee	Votes For	Votes Withheld
Frank B. Silvestro	983,385	491,076
Gerard A. Strobel	1,098,943	375,518
Ronald L. Frank	1,098,943	375,518
Gerard A. Gallagher, Jr.	1,098,943	375,518
Michael C. Gross	1,098,943	375,518

Advisory Vote Compensation	For	Against	Abstain	Broker Non-Votes
Class A Common Stock (@ 1/10 vote per share)	115,796	29,778	1,961	-0-
Class B Common Stock (@ 1 vote per share)	948,217	115,558	410,686	-0-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ECOLOGY AND ENVIRONMENT, INC.

	By	/s/ Ronald L. Frank
Ronald L. Frank, Executive Vice-President
Dated: January 19, 2015